Exhibit 10.7

Form of Incentive Stock Option Agreement

On__________, an incentive stock option for _____shares of common stock, without par value, of NorthWest Indiana Bancorp, an Indiana corporation (the “Corporation”), at an option price per share of $______, was granted to ________ (the “Optionee”) by the Corporation. A copy of the option agreement (the “Agreement”) relating to that option grant is attached as Exhibit A to this Amendment. The Corporation and the Optionee have agreed to modify and amend the Agreement in the following respects:

1.           Section 7 shall be amended to read in its entirety as follows:

Section 7. Termination. If the Participant ceases to maintain Continuous Service for cause, or voluntarily for any reason other than death, Disability or Retirement, all rights under the Option shall terminate immediately upon cessation of Continuous Service. If the Participant ceases to maintain Continuous Service by reason of death, then the Participant may exercise the Option, but only to the extent the Participant was entitled to exercise the Option at the date of such cessation, at any time during the remaining term of the Option. If the Participant ceases to maintain Continuous Service as the result of Disability the Participant may exercise the Option to the extent that the Participant was entitled to exercise the Option at the date of such cessation for a period of one year or until expiration of the term of the Option, whichever is earlier. If the Participant ceases to maintain Continuous Service as the result of retirement or for any reason other than those set forth above, Participant may exercise the Option to the extent that the Participant was entitled to exercise the Option at the date of such cessation for a period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the Option.

2.          Effectiveness. This Amendment shall be deemed effective as of the date set forth below. Except as amended hereby, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.          Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

4.          Counterparts. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the ____ day of ______________, 2012.

NorthWest Indiana Bancorp

By:
Corporate Secretary

“Corporation”

“Optionee”

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